================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 2002

                           ---------------------------


                            KINDRED HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                        001-14057               61-1323993
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


                             680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                   40202-2412
                                   (Zip Code)

       Registrant's telephone number, including area code: (502) 596-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)

================================================================================

Items 5.  Other Events.

          Kindred Healthcare, Inc. ("Kindred") was informed by Ventas, Inc. ("Ventas") that Ventas's fourth quarter dividend to its shareholders was paid on January 7, 2002 in a combination of cash and Kindred common stock owned by Ventas Realty, Limited Partnership. Kindred was informed that for every 200 shares of Ventas stock owned at the close of business on December 14, 2001 (the "Record Date"), such shareholder was to receive one share of Kindred common stock and $0.98 in cash. In addition, for shares in Ventas that were owned at the close of business on the Record Date that were not exact multiples of 200, the portion of the fourth quarter dividend relating to those shares was to be paid in cash. Finally, if a Ventas shareholder owned fewer than 200 shares of Ventas stock at the close of business on the Record Date, such shareholder's entire fourth quarter dividend was to be paid in cash. Ventas informed Kindred that no more than 350,000 shares of Kindred stock will be paid to Ventas's shareholders as part of Ventas's fourth quarter dividend.

Item 7.   Financial Statements and Exhibits.

          (a)     Financial statements of businesses acquired.

                  Not applicable.

          (b)     Pro forma financial information.

                  Not applicable.

          (c)     Exhibits.

                  Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  KINDRED HEALTHCARE, INC.



Dated:  January 7, 2002                           By: /s/ Richard A. Lechleiter
                                                      -------------------------
                                                      Richard A. Lechleiter
                                                      Vice President, Finance,
                                                      Corporate Controller and
                                                      Treasurer